Ex-99.23.g

CUSTODY AGREEMENT

This AGREEMENT, dated as of 3/30, 2004, by and between the Upright Investments Trust (the Trust ), a business trust organized under the laws of the State of  Delaware, acting for and on behalf of Upright Growth Fund (the “Fund”), which is operated and maintained by the Trust for the benefit of the holders of shares of the fund(s), and U.S. BANK, N.A., (the "Custodian").

W I T N E S S E T H:

WHEREAS, the Trust desires that the Fund's Securities and cash be held and administered by the Custodian pursuant to this Agreement;

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Custodian represents that it is a bank having the qualifications prescribed in Section 26(a)(i) of the 1940 Act.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Custodian hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1.1

"Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and named in Exhibit A hereto or in such resolutions of the Board of Trustees , certified by an Officer, as may be received by the Custodian from time to time.

1.2

"Board of Trustees" shall mean the Trustees from time to time serving under the Trust’s Declaration of Trust , as from time to time amended.

1.3

"Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.4

"Business Day" shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of Shares of the Fund.

1.5

"Fund Custody Account" shall mean any of the accounts in the name of the Trust, which is provided for in Section 3.2 below.

1.6

"NASD"  shall mean The National Association of Securities Dealers, Inc.

1.7

"Officer" shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust .

1.8

"Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are:  (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business; and (iii) orally confirmed by the Custodian.  The Trust shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day.  If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Trust.  If Oral Instructions vary from the Written Instructions, which purport to confirm them, the Custodian shall notify the Trust of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

1.9

"Proper Instructions" shall mean Oral Instructions or Written Instructions.  Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

1.10

"Securities Depository" shall mean The Depository Trust Company and (provided that Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Fund) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

1.11

 "Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

1.12

"Shares" shall mean, with respect to the Fund, the units of beneficial interest issued by the Trust on account of the Fund.

1.13

"Sub-Custodian" shall mean and include (i) any branch of a "U.S. Bank," as that term is defined in Rule 17f-5 under the 1940 Act, (ii) any "Eligible Foreign Custodian," as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Fund based on the standards specified in Section 3.3 below.  Such contract shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Fund’s assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Fund’s assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Fund or as being held by a third party for the benefit of the Fund; (v) that the Fund’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Fund will receive periodic reports with respect to the safekeeping of the Fund’s assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing assets held for the benefit of the Fund.  Such contract may contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Fund assets as the specified provisions, in their entirety.

1.14

"Written Instructions" shall mean (i) written communications actually received by the Custodian and signed by an Authorized Person, or (ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

ARTICLE II

APPOINTMENT OF CUSTODIAN

2.1

Appointment.

The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Fund at any time during the period of this Agreement.

2.2

Acceptance.  The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

2.3

Documents to be Furnished.  The following documents, including any amendments thereto, will be provided contemporaneously with the execution of this Agreement to the Custodian by the Trust:

a. A copy of the Agreement and Declaration of Trust certified by the Secretary;

b. A copy of the By-Laws of the Trust certified by the Secretary;

c. A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian , certified by the Secretary ;

d. A copy of the then current Prospectus of the Fund; and

e. A certification of the Chairman and Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons .

2.4

Notice of Appointment of Dividend and Transfer Agent.  The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent of the Fund.

ARTICLE III

CUSTODY OF CASH AND SECURITIES

3.1

Segregation.  All Securities and non-cash property held by the Custodian for the account of the Fund (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

3.2

Fund Custody Accounts.  As to the Fund, the Custodian shall open and maintain in its Trust department a custody account in the name of the Trust coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

3.3

Appointment of Agents.  (a)  In its discretion, the Custodian may appoint one or more Sub-Custodians to act as Securities Depositories or as sub-custodians to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine,  provided, however, that the appointment of any such agents and maintenance of any  Securities and cash of the Fund shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

(b)

If, after the initial approval of Sub-Custodians by the Board of Trustees in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Fund, it will so notify the Trust and provide it with information reasonably necessary to determine any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Sub-Custodian.  The Trust shall at the meeting of the Board of Trustees next following receipt of such notice and information give a written approval or disapproval of the proposed action.

(c)

The Agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(a)(1)(iii).

(d)

At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of Trustees of the placement of the Securities and cash of the Fund with a particular Sub-Custodian and of any material changes in the Fund’s arrangements.  The Custodian shall promptly take such steps as may be required to withdraw assets of the Fund from any Sub-Custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

(e)       With respect to its responsibilities under this Section 3.3, the Custodian hereby warrants to the Trust that it agrees to exercise reasonable care, prudence, and diligence such as a person having responsibility for the safekeeping of property of the Fund.  The Custodian further warrants that the Fund's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with each Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:  (i) the Sub-Custodian's practices, procedures, and internal controls, for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;  (ii)  whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii)  the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; and (iv)  whether the Fund will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

(f)

The Custodian shall establish a system to monitor the appropriateness of maintaining the Fund's assets with a particular Sub-Custodian and the contract governing the Fund’s arrangements with such Sub-Custodian.

3.4

Delivery of Assets to Custodian.  The Trust shall deliver, or cause to be delivered, to the Custodian all of the Fund’s Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (b) all cash received by the Fund for the issuance, at any time during such period, of Shares.  The Custodian shall not be responsible for such Securities, cash, or other assets until actually received by it.

3.5

Securities Depositories and Book-Entry Systems.  The Custodian may deposit and/or maintain Securities of the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

   (a)

Prior to a deposit of Securities of the Fund in any Securities Depository or Book-Entry System, the Trust shall deliver to the Custodian a resolution of the Board of Trustees , certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

   (b)     Securities of the Fund kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

              (c)      The records of the Custodian with respect to Securities of the Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to such Fund.

              (d)

  If Securities purchased by the Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund.  If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund.

              (e)      The Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

               (f)

Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Fund resulting (i) from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above or any of its or their employees, or (ii) from failure of the Custodian or any such Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository.  At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

3.6

Disbursement of Moneys from Fund Custody Account.  Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Fund Custody Account but only in the following cases:

                (a)

For the purchase of Securities for the Fund but only in accordance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian appointed pursuant to Section 3.3 above) of such Securities registered as provided in Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;

(b)

In connection with the conversion, exchange or surrender, as set forth in Section 3.7;

(c)

For the payment of any dividends or capital gain distributions declared by the Fund;

       (d)

In payment of the redemption price of Shares as provided in Section 5.1 below;

                (e)

For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, Trust and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

        (f)

For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

                (g)

For transfer in accordance with the provision of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

          (h)

For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)

   For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.7

Delivery of Securities from Fund Custody Account.  Upon receipt of

Proper Instructions, the Custodian shall release and deliver Securities from the Fund Custody Account but only in the following cases:

(a)

Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

          (b)

 In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.5 above;

(c)

To an offeror's depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d)

  To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)

To the broker selling Securities, for examination in accordance with the

"street delivery" custom;

               (f)

For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

      (g)   Upon receipt of payment therefor pursuant to any repurchase or reverse   repurchase agreement entered into by the Fund;

     (h)

    In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities, and cash, if any, are to be delivered to the Custodian;

             (i)

For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

            (j)

    For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

          (k)  Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

           (l)

  For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

        (m)

  For delivery in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund; or

         (n)

  For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

3.8

Actions Not Requiring Proper Instructions.  Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for the Fund:

 (a)      Subject to Section 7.4 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

          (b)      Present for payment and, subject to Section 7.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

            (c)  Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

         (d)   Surrender interim receipts or Securities in temporary form for Securities in definitive form;

             (e)

Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

                (f)

 Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Fund; and

            (g)

In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Fund.

 3.9

  Registration and Transfer of Securities.  All Securities held for the Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor.  All other Securities held for the Fund may be registered in the name of such Fund, the Custodian, or any Sub-Custodian appointed pursuant to Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof.  The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Fund.

   3.10

Records.  (a) The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest  receivable; and (iii) canceled checks and bank records related thereto.  The Custodian shall keep such other books and records of the Fund as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder,  (b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

 3.11        Fund Reports by Custodian.  The Custodian shall furnish the Trust with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers.  At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Fund under this Agreement.

3.12       Other Reports by Custodian.  The Custodian shall provide the Trust with such reports, as the Corporation may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above.

   3.13        Proxies and Other Materials.  The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Fund, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities.

   3.14       Information on Corporate Actions.  The Custodian shall promptly  deliver to the Trust all information received by the Custodian  and pertaining to Securities being held  by the Fund  with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit B.  If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action.  The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

ARTICLE IV

PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.1

   Purchase of Securities.  Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable.  The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein.  The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

    4.2

Liability for Payment in Advance of Receipt of Securities Purchased.  In any and every case where payment for the purchase of Securities for the Fund is made by the Custodian in advance of receipt of the Securities purchased but in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Fund for such Securities to the same extent as if the Securities had been received by the Custodian.

   4.3

Sale of Securities.  Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement, (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered.  Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions.  Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.4

 Delivery of Securities Sold.  Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor.  In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

4.5

Payment for Securities Sold, etc.  In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund.  Any such credit shall be conditional upon actual receipt by the Custodian of final payment and may be reversed if final payment is not actually received in full.  The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment.  Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

4.6

  Advances by Custodian for Settlement.  The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of the Fund's transactions in the Fund Custody Account.  Any such advance shall be repayable immediately upon demand made by Custodian.

ARTICLE V

REDEMPTION OF FUND SHARES

5.1

Transfer of Funds.  From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Trust may designate with respect to such amount in such Proper Instructions.

   5.2

    No Duty Regarding Paying Banks.  The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 5.1 above of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.

ARTICLE VI

SEGREGATED ACCOUNTS

Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

     (a)

In accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund,

              (b)         For purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund, which constitute collateral for loans of Securities made by the Fund,

       (c)        For purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

           (d)          For other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and  declaring such purposes to be proper corporate purposes.  Each segregated account established under this Article VI shall be established and maintained for a single Fund only.  All Proper Instructions relating to a segregated account shall specify the Fund involved.

ARTICLE VII

CONCERNING THE CUSTODIAN

              7.1

    Standard of Care.  The Custodian shall use its best efforts and shall act in good faith in carrying out its obligations under this Agreement, and shall be without liability to the Trust or the Fund for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damage, cost, expense, liability or claim arises from gross negligence, bad faith or willful misconduct on its part or on the part of any Sub-Custodian appointed pursuant to Section 3.3 above.  The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability (except in the case of gross negligence, bad faith or willful misconduct) for any action reasonably taken or omitted pursuant to such advice.  The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel.  The Custodian shall not be under any obligation at any time to ascertain whether the Trust or the Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's Declaration of Trust or By-Laws, or its investment objectives and policies as then in effect.

   7.2

Actual Collection Required.  The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

               7.3

No Responsibility for Title, etc.  So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

7.4

Limitation on Duty to Collect.  Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.

7.5

Reliance Upon Documents and Instructions.  The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine.  The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

7.6

Express Duties Only.  The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

7.7

Co-operation.  The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of the Fund and/or compute the value of the assets of the Fund.  The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Trust’s reports on Form N-1A and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Trust of any other requirements of the Securities and Exchange Commission.

ARTICLE VIII

INDEMNIFICATION

8.1

 Indemnification by Trust.  The Trust shall indemnify and hold harmless the Custodian and any Sub-Custodian appointed pursuant to Section 3.3 above, and any nominee of the Custodian or of such Sub-Custodian, from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such Sub-Custodian (i) at the request or direction of or in reliance on the advice of the Trust, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or any sub-custody agreement with a Sub-Custodian appointed pursuant to Section 3.3 above, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such Sub-Custodian's negligence, bad faith or willful misconduct. The indemnification herein shall survive the termination of this Agreement.

8.2     Indemnification by Custodian.  The Custodian shall indemnify and hold harmless the Trust from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising from the negligence, bad faith or willful misconduct of the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or any nominee of the Custodian or of such Sub-Custodian. The indemnification provided for herein shall survive the termination of this Agreement.

8.3

Indemnity to be Provided.  If the Trust requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Trust shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

8.4

Security.  If the Custodian advances cash or Securities to the Fund for any purpose, either at the Trust's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim (except such as may arise from its or its nominee's negligence, bad faith or willful misconduct), then, in any such event, any property at any time held for the account of such Fund shall be security therefor, and should the Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of the Fund and to dispose of other assets of the Fund to the extent necessary to obtain reimbursement or indemnification.

ARTICLE IX

COMPLIANCE WITH RULE  17f-7

9.1

The Custodian shall, for consideration by the Trust, provide an analysis in accordance with Rule 17f-7(a)(1)(i)(A) under the 1940 Act of the risks associated with maintaining the Fund’s foreign assets with each Securities Depository used by the Custodian as of the date hereof (or , in the case of a  Securities Depository not used by the Custodian as of the date hereof, prior to the initial placement of the Fund’s foreign assets at such Securities Depository) and at which any foreign asset of the Fund are held or are expected to be held.  The Custodian will also inform the Trust whether holding assets in a particular Securities Depository is voluntary or compulsory.  In connection with the foregoing, the Trust shall notify the Custodian of any Securities Depositories at which it does not choose to have its foreign assets held.  The Custodian shall monitor the custody risks associated with maintaining the Fund’s foreign assets at each such Securities Depository on a continuing basis and shall promptly notify the Trust or its investment adviser of any material changes in such risks.

9.2     The Custodian shall exercise such reasonable care, prudence and diligence in performing the requirements of Rule 17f-7 under the 1940 Act or, as applicable, in selecting a sub-custodian that will perform the requirements of Rule 17f-7, as a professional custodian having responsibility for safekeeping of foreign assets or delegating such function to a sub-custodian would exercise.

9. 3     Based on the information available to it in the exercise of reasonable care, prudence, and diligence, the Custodian or its designated sub-custodian shall determine the eligibility under Rule 17f-7 of each depository and shall promptly advise the Trust if any such depository ceases to be eligible.

ARTICLE X

FORCE MAJEURE; DISASTER RECOVERY SYSTEMS

10.1

   Force  Majeure.  Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

      10.2      Disaster Recovery Systems.  The Custodian shall maintain a disaster recovery plan and procedures including provisions for emergency use of electronic data processing equipment, which is reasonable in light of the services to be provided.  The Custodian shall, at no additional expense to the Fund take reasonable steps to minimize service interruptions.  The Custodian shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided it maintains such plans and procedures.

ARTICLE XI

EFFECTIVE PERIOD; TERMINATION

 11.1      Effective Period.  This Agreement shall become effective as of its execution or when the Fund commences operations and shall continue in full force and effect until terminated as hereinafter provided.

 11.2       Termination.  Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice.  If a successor custodian shall have been appointed by the Board of Trustees , the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Funds at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled.  Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.  The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

                    11.3            Failure to Appoint Successor Custodian.  If a successor custodian is not  designated by the Trust on or before the date of termination specified pursuant to Section 10.1 above, then the Custodian shall have the right to deliver to a bank or Trust company of its own selection, which (a) is a "bank" as defined in the 1940 Act and (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million,  all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Funds at such bank or Trust company all Securities of the Funds held in a Book-Entry System or Securities Depository.  Upon such delivery and transfer, such bank or Trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.

ARTICLE XII

COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to compensation as agreed upon from time to time by the Corporation and the Custodian.  The fees and other charges in effect on the date hereof and applicable to the Fund are set forth in Exhibit  C attached hereto.

ARTICLE XIII

LIMITATION OF LIABILITY

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the property of the Trust as provided in the Trust’s Declaration of Trust, as from time to time amended.  The execution and delivery of this Agreement have been authorized by the Trust, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trust nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the  property of the Trust as provided in the above-mentioned Trust’s Declaration of Trust ..

ARTICLE XIV

NOTICES

Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to the recipient at the address set forth after its name herein below:

To the Trust:

To Custodian:

U.S. Bank, N.A.

425 Walnut Street, M.L. CN-OH-W6TC

Cincinnati, Ohio   45202

Attention:  Institutional Trust & Custody

Telephone:  (513)  632-4432

Facsimile:   (651) 767-9164

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIV.  Writing shall include transmissions by or through teletype, facsimile, central processing unit connection, on-line terminal, and magnetic tape.

ARTICLE XV

MISCELLANEOUS

                        15.1       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

15.2     References to Custodian.  The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund.  The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

           15.3       No Waiver.  No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof.  The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

           15.4

 Amendments.  This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

       15.5    Counterparts.  This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

           15.6      Severability.  If any provision of this Agreement shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

            15.7      Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

               15.8                Headings.  The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

#

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

ATTEST:

Upright Investments Trust

                  /s/Wellman Wu                     By:            /s/ David Y.S. Chiueh        .

Its: President

ATTEST:

    U.S. BANK, N.A.

______________________________   By:____________________________

#

EXHIBIT A

AUTHORIZED PERSONS

Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Fund Custody Accounts.

Authorized Persons

Specimen Signatures

President:

/s/    David Y.S. Chiueh

Secretary:

___________________

Treasurer:

___________________

Vice  President:

___________________

Adviser Employees:

___________________

___________________

Transfer Agent/Fund Accountant

Employees:

___________________

___________________

___________________

___________________

___________________

#

EXHIBIT  B

U.S. Bank Institutional Trust &Custody Services

Standards of Service Guide

August, 2001

U.S. Bank, N.A. is committed to providing superior quality service to all customers and their agents at all times.  We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions.  Deadlines recited in this guide represent the times required for U.S. Bank, N.A. to guarantee processing.  Failure to meet these deadlines will result in settlement at our client's risk.  In all cases, U.S. Bank, N.A. will make every effort to complete all processing on a timely basis.

U.S. Bank, N.A.  is a direct participant of the Depository Corporation Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York as its agent for ineligible and foreign securities.

For corporate reorganizations, U.S. Bank, N.A. utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and the Wall Street Journal.

For bond calls and mandatory puts, U.S. Bank, N.A. utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, XCITEK, and DTC Important Notices.  U.S. Bank, N.A. will not notify clients of optional put opportunities.

Any securities delivered free to U.S. Bank, N.A., or its agents must be received three (3) business days prior to any payment or settlement in order for the U.S. Bank, N.A. standards of service to apply.

Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.

The information contained in this Standards of Service Guide is subject to change.  Should any changes be made U.S. Bank, N.A. will provide you with an updated copy of its Standards of Service Guide.

#

U.S. Bank, N.A.  Security Settlement Standards

Transaction Type	Instructions Deadlines*	Delivery Instructions
DTC	1:30 P.M. on Settlement Date	DTC Participant #2803 Agent Bank ID 27895 Institutional #________________ For Account #____________
Federal Reserve Book Entry	12:30 P.M. on Settlement Date	Federal Reserve Bank of Cleveland for U.S. Bank, N.A. ABA# 042000013 CINTI/1050 For Account #_____________
Federal Reserve Book Entry (Repurchase Agreement Collateral Only)	1:00 P.M. on Settlement Date	Federal Reserve Bank of Cleveland for U.S. Bank, N.A. ABA# 042000013 CINTI/1040 For Account #_____________
PTC Securities (GNMA Book Entry)	12:00 P.M. on Settlement Date	Federal Reserve Bank of Cleveland For: Firstar Bank, N.A., Trust ABA 042-000-013 CINTI/1050 For Account Number:
Physical Securities	9:30 A.M. EST on Settlement Date (for Deliveries, by 4:00 P.M. on Settlement Date minus 1)	Bank of New York One Wall Street- 3rd Floor – Window A New York, NY 10286 For account of U.S. Bank, N.A. / Cust #117612 Attn: Donald Hoover
CEDEL/EURO-CLEAR	11:00 A..M. on Settlement Date minus 2	Cedel a/c 55021 FFC: a/c 387000 U.S. Bank, N.A. /Global Omnibus Euroclear a/c 97816 FFC: a/c 387000 U.S. Bank, N.A./Global Omnibus
Cash Wire Transfer	3:00 P.M.	U.S. Bank,N.A. Cinti/Trust ABA# 042000013 Credit Account #112950027 Account of U.S Bank, N.A. Trust Services Further Credit to ___________ Account # _______________

                                                               *  All times listed are Eastern Standard Time.

U.S. Bank, N.A. Payment Standards

Security Type	Income	Principal

Equities	Payable Date

Municipal Bonds*	Payable Date	Payable Date

Corporate Bonds*	Payable Date	Payable Date

Federal Reserve Bank Book Entry*	Payable Date	Payable Date

PTC GNMA's (P&I)	Payable Date + 1	Payable Date + 1

CMOs *
DTC	Payable Date + 1	Payable Date + 1
Bankers Trust	Payable Date + 1	Payable Date + 1

SBA Loan Certificates	When Received	When Received

Unit Investment Trust Certificates*	Payable Date	Payable Date

Certificates of Deposit*	Payable Date + 1	Payable Date + 1

Limited Partnerships	When Received	When Received

Foreign Securities	When Received	When Received

*Variable Rate Securities
Federal Reserve Bank Book Entry	Payable Date	Payable Date
DTC	Payable Date + 1	Payable Date + 1
Bankers Trust	Payable Date + 1	Payable Date + 1

NOTE:  If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

U.S. Bank Corporate Reorganization Standards

Type of Action	Notification to Client	Deadline for Client Instructions to U.S. Bank, N.A.	Transaction Posting

Rights, Warrants, and Optional Mergers	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration	Upon receipt

Mandatory Puts with Option to Retain	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration	Upon receipt

Class Actions	10 business days prior to expiration date	5 business days prior to expiration	Upon receipt

Voluntary Tenders, Exchanges, and Conversions	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration	Upon receipt

Mandatory Puts, Defaults, Liquidations, Bankruptcies, Stock Splits, Mandatory Exchanges	At posting of funds or securities received	None	Upon receipt

Full and Partial Calls	Later of 10 business days prior to expiration or receipt of notice	None	Upon receipt

      NOTE:   Fractional shares/par amounts resulting from any of the above will be sold.

EXHIBIT C

FEE SCHEDULES

U.S. Bank Institutional Custody Services

Domestic Custody Fee Schedule

For

Upright Growth Fund

U.S. Bank Institutional Custody Services, as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.

Portfolio Transaction Fees:

(a)

For each repurchase agreement transaction

$ 7.00

(b)

For each portfolio transaction processed through

DTC or Federal Reserve

$ 9.00

(c)

For each portfolio transaction processed through

DTC or Federal Reserve – Advisor affirmed

$ 7.50

(d)

Fund of Fund trades Advisor initiated

$12.00

(e)

Fund of Fund Trades Custodian initiated

 $20.00

(f)

For each portfolio transaction processed through

our New York custodian

$20.00

(g)

For each Amortized Security Purchase and sale

$ 9.00

(h)

For each Amortized Security Prin/Int Paydown

$ 8.00

(i)

For each covered call option/future contract written,

exercised or expired

$10.00

(j)

For each Cedel/Euro clear transaction

$80.00

(k)

For each Disbursement (Fund expenses only)

$ 5.00

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange:

II.

 Market Value Fee

Based upon an annual rate of:

Million

.0002 (2 Basis Points) on First

$20

.0001 (1 Basis Points) on Next

$30

.000075 (3/4 of 1 Basis Point) on

Balance

III.

Monthly Minimum Fee – Per Fund

$300.

IV.

Out-of-Pocket Expenses

The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

V.

IRA Documents

Per Shareholder/year to hold each IRA Document

$3.00

VI.

Earnings Credits

On a monthly basis any earnings credits generated from uninvested custody balances will be applied against any cash management service fees generated.

•

U S Bank Institutional Custody retains the right to be reimbursed for out-of-pocket expenses including, but not limited to postage, insurance and long distance telephone charges. Other services are available and prices can be supplied upon request.

•

Real Time Internet Access for  the client will be provided at no additional charge

•

This fee schedule is quoted based on exclusive utilization of the First American Money Market Funds, Commercial Paper, Repurchase Agreements or Fed Discount Notes for investment of short-term cash.

Treasury Management Fee Schedule

For

Upright Growth Fund

Services

Unit Cost ($)

          Monthly Cost ($)

D.D.A. Account Maintenance

17.00

Deposits

.42

Deposited Items

.119

Checks Paid

.16

Balance Reporting - P.C. Access

50.00 Prior Day Module

10.00 Per Account

.07  Per Transaction

60.00 Current Day Module

15.00 Per Account

.07 Per Transaction

ACH Transaction

.105

ACH Monthly Maintenance

60.00

ACH Additions, Deletions, Changes

6.00

ACH Stop Payment

5.00

ACH Debits - Received

.12

ACH Credits Received

.08

Deposited Items Returned

6.00

International Items Returned

 10.00

NSF Returned Checks

27.50

Stop Payments

27.50

Data Transmission per account

130.00

Drafts Cleared

.18

Lockbox Maintenance

  85.00

Lockbox items Processed

.38

Miscellaneous Lockbox items

.12

Account Reconciliation

60.00

Per Item

.06

Positive Pay

 75.00

Per Item

.015

Invoicing for Service Charge

15.00

Wires Incoming

Domestic

11.00

International

11.00

Wires Outgoing

Domestic

International

Repetitive

14.00

Repetitive

  35.00

Non-Repetitive

13.00

Non-Repetitive  40.00

PC - Initiated Wires:

Domestic

International

Repetitive

10.00

Repetitive          25.00

Non-Repetitive

11.00

Non-Repetitive  25.00

Customer Initiated

9.00

Uncollected Charge

-- Firstar Prime Rate as of  first of month plus 4%   Other available cash management services are priced separately.

LOAN AGREEMENT

This LOAN AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement") is made and entered into as of the ____ day of ______________________, _______ by and between _______________, a __________________ with its address at _______________________________ (the “Borrower”) and U.S. BANK, N.A., with its address at 425 Walnut Street, Cincinnati, Ohio 45202 (the "Bank").

1.

(a)

Definitions.  The following terms shall have the meanings specified below:

"Act" shall mean the Investment Company Act of 1940, as amended.

"AMEX Securities" shall mean securities issued by an entity organized in one of the states of the United States or the District of Columbia which are listed for trading and actively traded on the American Stock Exchange.

"Applicable Law" shall mean and include laws, statutes, ordinances, and rules and regulations thereunder, and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, common law and orders, requests, directives, instructions and notices of any Governmental Authority having the force of law.

"Authorized Officer" shall have the meaning set forth in Section 6(a)(i)(C).

"Available Facility" shall mean at any time, the lesser of (i) $___________, (ii) _____% of the Net Assets of the Fund, (iii) _____% of the market value of the assets of the Fund which are recorded on the Borrower's books and records as belonging to the Fund, which are held by the Custodian and in which the Bank has a fully perfected, first priority security interest and (iv) ____% of the sum of the market value of the following assets of the Fund:  (A) NYSE Securities, (B) AMEX Securities, (C) NASDAQ Securities with a market value greater than or equal to $10.00 a share, (D) debt issues of the United States government or any of its agencies, (E) debt issues with a Moody's Investors Service, Inc. rating of no less than Baa and/or a Standard & Poor's Rating Service rating of no less than BBB, (F) preferred stocks with a Standard & Poor's Rating Service or Moody's Investors Service, Inc. rating of A or higher, in each case which are recorded on the Borrower's books and records as belonging to the Fund, which are held by the Custodian and in which the Bank has a fully perfected, first priority security interest (G) shares of open-end or closed-end regulated investment companies (i.e., mutual funds) and (H) other assets of the Fund which are expressly approved in writing by the Bank in its sole discretion; provided, however, that in calculating Net Assets for purposes of clause (ii) above and the market value of assets for purposes of clauses (iii) and (iv) above, the amount by which the aggregate market value of securities issued by any particular issuer exceeds 5% of the outstanding principal balance of the Loans shall be excluded.

- # -

"Bank" shall have the meaning set forth in the preamble.

"Borrower" shall have the meaning set forth in the preamble.

"Business Day" shall mean any day excluding Saturday, Sunday and any day on which banking institutions in the State of Ohio are authorized or required by law or other government actions to close.

"Collateral" shall have the meaning set forth in the Pledge and Security Agreement.

"Custodian" shall mean the Bank, as custodian, pursuant to the Custody Agreement.

"Custody Agreement" shall mean that certain Custody Agreement dated __________________ between the Borrower and the Bank, as it may be amended, restated, modified or supplemented from time to time.

"Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

"Effective Date" shall have the meaning set forth in Section 6(a).

"Event of Default" shall have the meaning set forth in Section 7.

"Fund" shall mean the Series known as the ______________ Fund.

"Fund Statement" shall mean the Borrower's Statement of Additional Information dated _________________, as supplemented and amended from time to time, relating to the __________ Fund and the other Series of the Borrower.

"GAAP" shall mean generally accepted accounting principles in the United States consistently applied in accordance with past practices.

"Governmental Authority" shall mean any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court.

"Indebtedness" of any person shall mean all of the obligations of such person which, in accordance with GAAP, would be included as liabilities on the balance sheet of such person including, without limitation, (i) any indebtedness, obligation or liability of any kind or nature whatsoever and (ii) any guarantee, indemnity, endorsement, suretyship or other contingent obligation of any kind or nature whatsoever in respect of the obligations of another person.

"Investment" shall mean, when used with respect to any person, any direct or indirect purchase or other acquisition by such person of a beneficial interest in capital stock, bonds, notes, debentures or other securities issued by any other person or any direct or indirect advance, loan or other extension of credit or capital contribution by such person to any other person.

"Lien" shall mean any mortgage, pledge, security interest, charge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever.

"Loan" and "Loans" shall have the meaning set forth in Section 2(a).

"Loan Documents" shall mean this Agreement, the Note, the Pledge and Security Agreement, the Securities Account Control Agreement and all other documents and instruments executed in connection herewith and with the Loans.

"Maturity Date" shall mean __________________.

"Net Assets" shall mean from time to time, the net assets of the Fund, calculated by taking the sum of the value of the Fund's securities plus any cash and other assets (including dividends and interest accrued but not collected) less all liabilities, including accrued expenses, allocable to the Fund.

"Note" shall have the meaning set forth in Section 2(b).

"NYSE Securities" shall mean securities issued by an entity organized in one of the states of the United States or the District of Columbia which are listed for trading, and actively traded, on the New York Stock Exchange.

"Obligations" shall mean all of the Borrower's liabilities, obligations and indebtedness to the Bank hereunder, under the Note and the other Loan Documents, or otherwise incurred in connection with the Fund, whether heretofore, now or hereafter arising and howsoever evidenced, whether primary, secondary, contingent or fixed or arising under oral or written agreement or by operation of law.

"Officer's Certificate" shall mean a certificate signed in the name of the Borrower by an Authorized Officer.

"Permitted Indebtedness" shall mean (i) liabilities incurred in the ordinary course of business which are not past due (except for those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves in conformity with GAAP have been provided), (ii) liabilities the Borrower is permitted to incur on behalf of the Fund under the Fund Statement or the Prospectus, (iii) the Obligations, (iv) other obligations, liabilities and indebtedness owed by the Borrower to the Bank.

"Pledge and Security Agreement" shall mean a Pledge and Security Agreement between the Borrower and the Bank substantially in the form attached hereto as Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

"Prime Rate" shall mean the rate, which the Bank announces as its prime-lending rate, as in effect from time to time.  The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer.  The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

"Prospectus" shall mean the Prospectus of the Borrower dated _________ for its _____________ Fund, as amended and supplemented from time to time (including, as fully as if it were set forth therein, the Fund Statement).

"Requirement of Law" as to any person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such person and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

"Securities Account Control Agreement" shall mean a Securities Account Control Agreement among the Borrower, the Bank and the Custodian substantially in the form attached hereto as Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

"Series" shall mean a separate series established by the Borrower's trustees pursuant to the Declaration of Trust.

(b)

General Provisions Relating to Definitions.  Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The term "including" means including, without limiting the generality of any description preceding such term.  Each reference herein to any person shall include a reference to such person's permitted successors and assigns.

(c)

Cross-References.  Unless otherwise specified, references in this Agreement and in each Loan Document to any Section are references to such Section of this Agreement or such Loan Document, as the case may be, and unless otherwise specified, references in any Section or definition to any clause are references to such clause of such Section or definition.

2.

Loan Facility.

(a)

Loans.  Subject to the terms and conditions set forth herein, and subject to the satisfaction of the conditions set forth in Section 6 hereof, the Bank may, in its sole discretion, lend and relend to the Borrower for the account and benefit of the Fund, during the period from the Effective Date to the earlier of (i) the Maturity Date or (ii) the date of the occurrence of an Event of Default, unless waived by the Bank, such amounts as the Borrower may from time to time request (each individually a "Loan" and collectively, the "Loans") up to an aggregate principal amount outstanding at any time not to exceed the amount of the Available Facility.  The proceeds of Loans may be used by the Fund for any purpose permitted under the Fund Statement and the Prospectus.

This Agreement does not establish a commitment or obligation of the Bank to lend money to the Borrower.  The decision of whether or not to make any Loan shall be made by the Bank in its sole and absolute discretion.

(b)

Note.  The Loans shall be evidenced by a promissory note given by the Borrower to the Bank substantially in the form attached hereto as Exhibit C (as such note may be extended, amended, restated, supplemented or otherwise modified from time to time, and together with any one or more notes which may be issued in exchange for such note, the "Note").  The Bank is hereby authorized by the Borrower to enter from time to time the balance of the Loans and all payments thereon on the reverse of the Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount of the Loans set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid thereon, absent manifest error.  The Borrower further authorizes the Bank to charge any account of the Borrower, in the name of the Fund, at the Bank or charge or increase any loan balance of the Borrower for the amount of any payments due to the Bank hereunder.

(c)

Loan Requests.  The Borrower shall notify, by written notice in the form attached hereto as Exhibit D (each such notice, a "Loan Request"), such person at the Bank as the Bank may, from time to time, instruct the Borrower, by 2:00 p.m. (Eastern Time) on each day on which the Borrower desires to obtain a Loan hereunder, which day must be a Business Day, specifying the amount of the Loan desired.  Notwithstanding the foregoing sentence, the Borrower may verbally request a Loan hereunder, provided that the Borrower shall, on the same day, send the Bank by telecopy a follow-up Loan Request in respect thereof.  In no event shall the Borrower request any loan which, if advanced, would cause the aggregate principal amount of the Loans outstanding to exceed the Available Facility.  Each verbal request for a Loan hereunder shall be deemed to include, and each written request shall include, a representation that all of the representations and warranties made by the Borrower in the Loan Documents are and will be, after giving effect to the requested Loan, true and complete, that all the conditions precedent to such Loan as set forth in Section 6 hereof have been satisfied, and that the proceeds of the Loan will not be used for any purpose that is not permitted under the Fund Statement and the Prospectus.  Each advance of Loan proceeds hereunder shall be in a minimum amount of $1,000.00.

(d)

Disbursement of Funds.  Each Loan shall be effectuated by the Bank crediting an account number maintained by the Bank.

(e)

Interest.

(i)

The Borrower shall pay interest on the outstanding principal balance of the Loans at a rate per annum equal to Prime, which interest shall be payable (A) monthly, in arrears, commencing on ___________________ and on the first day of each month thereafter, (B) whenever all or any part of the Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due) and (C) whenever the Borrower repays all of the Loans as a voluntary prepayment.

(ii)

Upon the occurrence and during the continuance of any Event of Default hereunder, at the option of the Bank, the Loans and other Obligations of the Borrower to the Bank shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest on the Loans prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

(iii)

Interest on the Loans shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

(iv)

If any payment is not made within ten (10) days after the date due, the Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

3.

Payments.

(a)

Mandatory Prepayments.

(i)

The Borrower agrees that if the aggregate principal amount of Loans outstanding exceeds the Available Facility at any time, such excess shall be immediately due and payable to the Bank.

(ii)

The Borrower agrees to repay the Loans in full in cash together with interest accrued thereon and any other fees and charges hereunder on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of a mandatory prepayment provision, by demand, acceleration or otherwise.

(b)

Voluntary Prepayments.  The Borrower may prepay a Loan in whole or in part from time to time; provided, however, that each prepayment shall be in an amount equal to, or greater than, $1,000.00 or, if less, the outstanding balance of such Loan, and shall be made with interest accrued thereon.

(c)

Increased Costs.

(i)

If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, the Note or any Loan made by it, or change the basis of taxation of payments to the Bank in respect thereof and the result is to increase the cost to the Bank, by an amount which the Bank deems to be material, of making or maintaining the Loans, or to reduce any amount receivable hereunder in respect thereof, then the Borrower shall promptly pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such increased cost or reduced amount receivable.

(ii)

If the Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Bank or any corporation controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date shall have the effect of reducing the rate of return on the Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, after submission by the Bank to the Borrower of a written request therefor, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

(iii)

A certificate as to any amounts payable pursuant to this subsection (c) submitted by the Bank to the Borrower shall be conclusive in the absence of manifest error.

(d)

Taxes.  All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Bank hereunder or under the Note, such amounts shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Note.  Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Bank a certified copy of an original official receipt received by the Borrower showing payment thereof.  If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

(e)

Place of Payment.  All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, OH 45202, or at such other place as may be designated by the Bank to the Borrower in writing.

(f)

Business Day Payments.  Whenever any of the terms and provisions of this Agreement or the other Loan documents provides that any payment to be made shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

4.

Representations and Warranties.  To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

(a)

Existence.  The Borrower is duly organized, validly existing and in good standing as ______________ under the laws of __________________ and is registered as an investment company under the Act.

(b)

Authority.  The Borrower has full power and authority to own its properties and to conduct its business as an investment company and to execute, deliver and perform its obligations under this Agreement and the other Loan Documents.

(c)

Borrowing Authorization.  The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents:  (i) have been duly authorized by all requisite action; (ii) do not and will not violate (A) any law, regulation, order, writ, judgment, decree, determination or award currently in effect and applicable to the Borrower, (B) the articles of incorporation, declaration of trust or bylaws or other organizational or governing documents of the Borrower, (C) any provision of any agreement to which the Borrower is a party, or by which it or any of its properties or assets is bound, and (D) any franchise, license, permit, certificate, authorization, qualification, accreditation or other similar right, consent or approval of or applicable to the Borrower; and (iii) do not and will not result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower, except in favor of the Bank.  No consents, licenses, permits, applications or authorizations of, notices or reports to, or registrations, filings or declarations with, any Governmental Authority or other third party are required to be obtained in connection with the execution, delivery or performance by the Borrower of any of the Loan Documents.

(d)

Enforceability.  This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, pursuant to due authorization, and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

(e)

Financial Information; Adverse Change.  The Borrower has provided, or prior to the Effective Date will provide, the Bank with (i) its audited financial statements for its fiscal year ended __________________ and (ii) the Prospectus.  The Borrower does not have any contingent liabilities not provided for or disclosed in such financial statements.  Such financial statements present fairly, in all respects, the financial condition of the Borrower in accordance with GAAP.  There has been no material adverse change in the business or financial condition of the Borrower since the date of such financial statements.

(f)

Indebtedness.  The Borrower has no Indebtedness other than Permitted Indebtedness.

(g)

Investments.  None of the Borrower's Series, including the Fund, has Investments which such Series is not authorized to have or which are inconsistent with or conflict with the provisions of the Prospectus relating to such Series and the Borrower generally or for which it or the Borrower is required to obtain shareholder approval.

(h)

Litigation.  There is no litigation or other action or proceeding pending or, to the best of the knowledge of the Borrower after diligent investigation, threatened against or affecting the Borrower or any of its Series before any Governmental Authority.

(i)

Title to Property.  The Borrower (or, to the extent applicable, each Series) has good, indefeasible and merchantable title to and ownership of all of its assets, including without limitation the Collateral, free and clear of all Liens except those in favor of the Bank.

(j)

Compliance.  The Borrower is in compliance with the Act and all other Applicable Laws.

(k)

No Default.  No default (or event which, with notice or lapse of time, or both, would constitute a default) exists under any agreement or instrument to which the Borrower is a party or pursuant to which any property of the Borrower is encumbered.

(l)

Taxes.  The Borrower has filed all federal, state and local tax returns and other reports which it is required by law to file, has paid all taxes, assessments and other similar charges that are due and payable, except to the extent that any such taxes or charges are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books and records, and has withheld all employee and similar taxes which it is required by law to withhold.

(m)

Licenses, Etc.  The Borrower has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, and other consents, rights and approvals which are necessary for the operation of its business.  The Borrower is not in violation of the terms of any such franchise, license, permit, certificate, authorization, qualification, accreditation, consent, right or approval.

(n)

Broker's Fees.  No brokerage, finder's or similar fee or commission is due to any party by reason of the Borrower entering into this Agreement or by reason of any of the transactions contemplated hereby, and the Borrower shall indemnify and hold the Bank harmless from all such fees and commissions.

5.

Borrower's Covenants.  The Borrower agrees with the Bank that, from the date of this Agreement and until the Loans are paid in full and all obligations under this Agreement and the other Loan Documents are fully performed and this Agreement has been terminated:

(a)

Books and Records; Inspection.  The Borrower shall keep and maintain complete books, records and files with respect to its business in accordance with GAAP and shall accurately and completely record all transactions therein.  The Borrower shall permit the officers, employees and designated representatives of the Bank, from time to time to inspect the Borrower's property and to inspect and make copies of or extracts from the books, records and files of the Borrower, and the Borrower shall make the same available to the Bank and its agents and representatives for such purposes at such reasonable times as the Bank shall request.

(b)

Financial Statements; Reports.  The Borrower shall furnish to the Bank:  (i) within one hundred twenty (120) days after the last day of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower prepared in accordance with GAAP, with detail reasonably satisfactory to the Bank, and consisting of at least a statement of assets and liabilities for each of the Series (including the Fund) as at the close of such fiscal year, a Schedule of Investments for each of the Series (including the Fund) as at the close of such fiscal year, a statement of operations for each of the Series (including the Fund) for such fiscal year and a statement of changes in net assets for each of the Series (including the Fund) for such fiscal year, and certified by an independent certified public accountant satisfactory to the Bank; (ii) statements of the Borrower's and the Fund's Net Assets and the market value of the assets of each Series (including the Fund) of the Borrower, whether or not held by the Custodian, on a daily basis whenever any Loans are outstanding hereunder and otherwise upon the Bank's request; (iii) promptly upon transmission thereof, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which the Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor or which the Borrower shall send to its shareholders generally; and (iv) such other reports and information as the Bank may reasonably request from time to time.

(c)

Taxes.  The Borrower shall file all federal, state and local tax returns and other reports the Borrower is required by law to file, and shall pay when due all taxes, assessments and other liabilities except for those contested in good faith by appropriate proceedings for which adequate reserves in conformity with GAAP will be provided and shall withhold all employee and similar taxes which it is required by law to withhold.

(d)

Existence and Status.  The Borrower shall maintain its existence as a ____________in good standing under the laws of ________________, shall continue to be registered as an investment company under the Act and shall continue to maintain the Fund as a separate Series of the Borrower.

(e)

Compliance with Law.  The Borrower shall comply at all times with the Act and all other Applicable Laws.

(f)

Borrower's Coverage Ratio.  The Borrower shall not permit the ratio of its (i) total assets minus total liabilities (other than liabilities of any kind or nature whatsoever for borrowed money and liabilities in respect of overdrafts in any account (whether trust, demand deposit or other account) maintained by the Borrower) to (ii) total liabilities of any kind or nature whatsoever for borrowed money and liabilities in respect of overdrafts in any account (whether trust, demand deposit or other account) maintained by the Borrower to be less than 300% at any time.

(g)

Fund's Coverage Ratio.  The Borrower shall not permit the ratio of the Fund's (i) total assets minus total liabilities (other than liabilities of any kind or nature whatsoever for borrowed money and the Fund liabilities in respect of overdrafts in any account (whether trust, demand deposit or other account) maintained by the Borrower on behalf of the Fund) to (ii) total liabilities of any kind or nature whatsoever for borrowed money and the Fund's liabilities in respect of overdrafts in any account (whether trust, demand deposit or other account) maintained by the Borrower on behalf of the Fund to be less than 300% at any time.

(h)

Licenses.  The Borrower shall obtain and maintain all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, and other consents, rights and approvals which are required by law or are necessary for the operation of its business.

(i)

Notice.   The Borrower shall notify the Bank in writing, promptly upon the Borrower's learning thereof, of:  (i) any litigation, suit or administrative proceeding which may affect the operations, financial condition or business of the Borrower or the Bank's interest in any of the Collateral; (ii) any default by the Borrower under any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which the Borrower is a party or by which the Borrower or its assets are bound; (iii) a Default or an Event of Default under this Agreement; and (iv) any default by any obligor under any note or other evidence of Indebtedness payable to the Borrower.

(j)

Use of Proceeds.  The Borrower shall not use the proceeds of the Loans for any purpose that is not permitted under the Fund Statement and the Prospectus.

(k)

Liens.  The Borrower shall not create or permit to exist any Liens with respect to any of the assets or property of the Fund, including without limitation the Collateral, whether now owned or hereafter acquired, except Liens in favor of the Bank.

(l)

Investments.  The Borrower shall not make, agree to make, or hold any Investment which it is not permitted to make without shareholder approval and shall make only those Investments which conform with the provisions of the Prospectus.  Without limiting the generality of the foregoing, the Borrower shall not permit the Fund to make, agree to make, or hold any Investment which it is not permitted to make without shareholder approval and shall comply in all respects with, and shall make only those Investments which conform with, the provisions of the Prospectus relating to the Fund and the provisions of the Prospectus relating to the Borrower generally.

(m)

Transfer of Property.  The Borrower shall not sell, transfer, convey or lease, any of the assets or property of the Borrower, including without limitation the Collateral, other than in the ordinary course of business.

(n)

Change in Structure; Change in Business.  The Borrower shall not enter into any business which is substantially different from that presently conducted by the Borrower.  The Borrower shall maintain the Fund as a Series separate and apart from any other Series.

(o)

Indebtedness.  The Borrower shall not incur or permit to exist any Indebtedness other than Permitted Indebtedness.

(p)

Bank Accounts.  Other than accounts with U.S. Bank, the Borrower shall not make or maintain deposits on its own behalf or on behalf of the Fund with any bank or similar institution which has any right of setoff, bankers' lien, combination or consolidation of accounts, counterclaim or other similar right under Applicable Law with respect to such deposit.

(q)

Compliance with Agreements.  The Borrower shall, and shall cause the Fund to, comply with all agreements and instruments to which it is a party or pursuant to which any of its property is encumbered.

(r)

Solvency.  Immediately after giving effect to the execution and delivery of the Loan Documents and the making of the Loans hereunder and at all times thereafter while the Loans or any portion thereof are outstanding, each of the Borrower and the Fund shall be solvent, shall be able to pay its debts and obligations as they become due, and shall have capital sufficient to carry on its business.

(s)

Contracts.  The Borrower shall not, and shall not permit the Fund to, enter into any agreement, contract or arrangement which would impair or adversely affect (i) its right and/or ability to carry on its business as now conducted, (ii) its right and/or ability to carry on the business of the Fund (as if the Fund were a separate business) as now conducted or (iii) the Collateral.

(t)

Insurance.  The Borrower shall maintain such insurance as is typically maintained by prudent companies in the same line of business as the Borrower, and, without limitation of the generality of the foregoing, shall maintain all insurance required under the Act.

(u)

Waiver.  Any variance from the covenants of the Borrower pursuant to this Section 5 shall be permitted only with the prior written consent and/or waiver of the Bank.  Any such variance by consent and/or waiver shall relate solely to the variance addressed in such consent and/or waiver, and shall not operate as the Bank's consent and/or waiver to any other variance of the same covenant or other covenants, nor shall it preclude the exercise by the Bank of any power or right under this Agreement, other than with respect to such variance.

(v)

Further Assurances.  The Borrower shall take all such further actions and execute all such further documents and instruments as the Bank may at any time determine may be necessary to create, perfect, preserve and/or protect or ensure the priority of any Lien or security interest in any Collateral.

6.

Conditions Precedent.

(a)

Conditions Precedent to the Effective Date.  This Agreement shall become effective on the date (the "Effective Date") on which the following conditions precedent shall have been satisfied or waived by the Bank in its sole and absolute discretion:

(i)

Proof of Action; Incumbency.  The Bank shall have received an Officer's Certificate from the Borrower dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the articles of incorporation or declaration of trust and bylaws or other organizational and governing documents of the Borrower as in effect as of the Effective Date, (B) that attached thereto is the true and correct copy of the records of all action taken by the Borrower to authorize its execution and delivery of this Agreement and the other Loan Documents (and the Loans contemplated hereby and thereby), and (C) as to the incumbency, the name and specimen signature of each individual who shall be authorized (each an "Authorized Officer") (1) to sign, in the name of the Borrower, this Agreement and the other Loan Documents, and (2) to give certificates and notices and to take other action on its behalf under this Agreement.

(ii)

Loan Documents.  The Bank shall have received (A) a fully executed Note, (B) a fully executed Pledge and Security Agreement and (C) a fully executed Securities Account Control Agreement.

(iii)

Representations and Warranties.  The Bank shall have received from the Borrower an Officer's Certificate to the effect that each of the representations and warranties made by the Borrower in this Agreement and in the other Loan Documents is true and correct.

(iv)

No Default.  The Bank shall have received from the Borrower an Officer's Certificate to the effect that no Default or Event of Default is continuing on the Effective Date, or would result from the transactions contemplated to occur on the Effective Date.

(v)

Opinion.  The Borrower shall have delivered to the Bank an opinion of counsel acceptable to the Bank dated the Effective Date, substantially in the form attached hereto as Exhibit E.

(vi)

Form U-1.  The Borrower shall have executed and delivered to the Bank in connection herewith a Federal Reserve Form U-1, in form and substance satisfactory to the Bank ("Form U-1").

(vii)

Expenses.  The Borrower shall have paid to the Bank the fees, expenses and disbursements required to be paid by the Borrower pursuant to Section 8(d) hereof.

(viii)

   Financial Statements.  The Borrower shall have provided the Bank with (A) its audited financial statements for its fiscal year ended __________________, (B) the Prospectus and (C) the Fund Statement.

(b)

Conditions Precedent to Each Loan.  Without committing the Bank to make any Loan hereunder, to the extent the Bank in its sole discretion is willing to make a Loan, the making of each Loan is subject to the satisfaction of each of the following conditions precedent, unless waived by the Bank in its sole and absolute discretion:

(i)

Loan Request.  The Bank shall have received a request for such Loan in compliance with Section 2(c) hereof.

(ii)

Default.  Before and after giving effect to such Loan, or any portion thereof, no Default or Event of Default shall have occurred and be continuing.

(iii)

Representations and Warranties.  Before and after giving effect to such Loan or any portion thereof, the representations and warranties set forth herein and in the other Loan Documents shall be true and correct as though made on the date of such Loan.

(iv)

Adverse Change.  There shall have been no material adverse change in the business or financial condition of the Borrower or the Fund nor shall there have been a material adverse change in respect of the validity or enforceability or priority of any Liens granted to the Bank under the Loan Documents, in each case, since the Effective Date.

(v)

Form U-1.  The Borrower shall have delivered to the Bank as a supplement to Form U-1 a current list of collateral which adequately supports the credit extended under this Agreement.

(vi)

Other Actions.  The Borrower shall take such other actions and deliver to the Bank such other documents, certificates and instruments as the Bank may reasonably request to evidence, protect or perfect the Loans and the Collateral therefor.

7.

Events of Default.  If any of the following events (each, an "Event of Default") shall occur, then the Bank may by written notice to Borrower, accelerate the Loans and declare them to be, and thereupon the Loans shall become, immediately due and payable (except that upon the occurrence of an Event of Default as described in Section 7(h) or (i) below, the Loans shall be automatically due and payable) and the Borrower may not request further Loans hereunder (or if already requested, may not receive the proceeds of any Loans hereunder), and, regardless of whether or not the Loans shall have been accelerated, the Bank shall have all rights provided herein and in any of the other Loan Documents or otherwise provided by law to realize on the Collateral:

(a)

The Borrower shall not have paid or repaid to the Bank any principal of or any interest on the Loans or any other obligation hereunder or under any of the other Loan Documents when due, whether by reason of demand, acceleration or otherwise; or

(b)

There shall have occurred any other violation or breach or any covenant, agreement or condition contained herein or in any other Loan Document except that (i) in the event of a Default of the Borrower's obligation to deliver the daily statements required under Section 5(b)(iii), such Default shall not constitute an Event of Default hereunder unless the Bank has notified the Borrower of such Default and the Borrower has not cured such Default within thirty-six (36) hours of receiving such notice; or

(c)

The Borrower shall not have paid when due any other Indebtedness, or the holder of such other Indebtedness shall have declared such Indebtedness due prior to its stated maturity because of the Borrower's default thereunder or the Borrower shall have failed to perform any of its obligations under agreements relating to Indebtedness which failure would, if not cured, give the holder of such Indebtedness the right to accelerate the maturity of such Indebtedness; or

(d)

There shall have occurred any violation or breach of any covenant, agreement or condition contained in any other agreement between the Borrower and the Bank; or

(e)

The Borrower shall not have performed its obligations under any agreement material to its business; or

(f)

Any representation or warranty made or deemed made herein or in any other Loan Document or writing furnished in connection with this Agreement shall have proven to be false when made or when deemed to have been made; or

(g)

The Borrower shall have been unable to pay its debts as due; or

(h)

The Borrower shall have made an assignment for the benefit of creditors; or

(i)

The Borrower shall have applied for the appointment of a trustee or receiver for any part of its assets or shall have commenced any proceedings relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or any such application shall have been filed, or any such proceedings shall have commenced, against the Borrower, and either the Borrower shall have indicated its approval, consent or acquiescence thereto or such proceedings shall not have been dismissed within forty-five (45) days; or an order shall have been entered appointing such trustee or receiver, or adjudicating the Borrower bankrupt or insolvent, or approving the petition in any such proceedings; or

(j)

Any part of the Borrower's operations shall have ceased; or

(k)

Any final judgment which, together with other outstanding judgments against the Borrower, causes the aggregate of such judgments to exceed One Hundred Thousand Dollars ($100,000), shall have been rendered against the Borrower; or

(l)

There shall have occurred any material adverse change in the business or financial condition of the Borrower or its ability to repay the Loans or a material adverse change in respect of the validity or enforceability or priority of any Liens granted to the Bank under the Loan Documents; or

(m)

_______________________________ shall no longer be the investment advisor to the Borrower; or

(n)

The Custodian shall no longer be the custodian of the Collateral.

8.

Miscellaneous.

(a)

Lien; Right of Set-Off.  The Borrower hereby grants to the Bank a continuing lien and security interest in and to any and all moneys, securities and other properties of the Borrower and the proceeds thereof now or hereafter held or received by or in transit to the Bank from or for the account of the Borrower, whether for safekeeping, pledge, transmission, collection or otherwise, and also upon any and all deposits (general and special), account balances and credits of the Borrower with the Bank at any time existing.  In addition to all statutory rights of the Bank, the Bank is hereby authorized at any time and from time to time, without prior notice to the Borrower, to set-off, appropriate, apply and enforce said lien and security interest in any and all items hereinbefore in this clause (a) referred to against all obligations arising under this Agreement or any of the other Loan Documents, and the Borrower shall continue to be liable to the Bank for any deficiency with interest at the rate set forth herein.

(b)

Delay.  No delay, omission or forbearance on the part of the Bank in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial delay, omission or forbearance in the exercise of any other power or right.  The rights and remedies of the Bank herein provided are cumulative, shall be interpreted in all respects in favor of the Bank, and are not exclusive of any other rights and remedies provided by law.

(c)

Notice.  Except as otherwise expressly provided in this Agreement, any notice hereunder shall be in writing and shall be given by personal delivery, telecopy, or overnight courier or registered or certified mail, postage prepaid, and addressed to the parties at their addresses set forth below:

Bank:

U.S. Bank, N.A.

425 Walnut Street, Mail Location CN-OH-W6TC

Cincinnati, Ohio 45202

Attention:  Shelly L. Allen

Telephone:  (513) 639-6404

Telecopy:   (651) 767-9200

Borrower:

______________________

______________________

______________________

______________________

Attention:

Telephone:

Telecopy:

The Borrower or the Bank may, by written notice to the other as provided herein, designate another address or number for purposes hereunder.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five (5) Business Days after dispatch by certified or registered mail if mailed (or, if sooner, on the date of actual receipt), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8(c) or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8(c).

(d)

Expenses; Indemnity.  The Borrower agrees to pay all reasonable out-of-pocket expenses of the Bank and its employees (including reasonable attorney's fees and legal expenses, but excluding the salaries of the Bank's own employees) incurred by the Bank in entering into and closing this Agreement and preparing the documentation in connection herewith, and administering or enforcing the obligations of the Borrower hereunder or under any of the other Loan Documents, and the Borrower agrees to pay the Bank upon demand for the same.  The Borrower further agrees to defend, indemnify and hold the Bank harmless from any liability, obligation, cost, damage or expense, including attorney's fees and legal expenses for taxes, fees or third party claims which may arise or be related to the execution, delivery or performance of this Agreement or any of the other Loan Documents, except in the case of gross negligence or willful misconduct on the part of the Bank.

(e)

Survival.  All covenants and agreements of the Borrower made herein or otherwise in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall remain in effect so long as any obligations of the Borrower are outstanding hereunder or under any of the other Loan Documents.  The obligations of the Borrower set forth in Sections 3(c), 3(d) and 8(d) shall survive the termination of this Agreement and repayment of the Obligations.

(f)

Severability.  Any provision of this Agreement or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition of enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability or such provision in any other jurisdiction.

(g)

Governing Law.  The Loans shall be deemed made in Ohio and this Agreement and all of the other Loan Documents, and all of the rights and obligations of the Borrower and the Bank hereunder and thereunder, shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.  Without limitation on the ability of the Bank to exercise all of its rights as to the Collateral or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to the Loans and/or this Agreement and/or any of the other Loan Documents shall be commenced and maintained exclusively in the District Court of the United States for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio.  The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio.  The Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to the transactions contemplated hereunder or under any of the other Loan Documents.  The interest rate and all other terms of the Loans negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

(h)

Successors.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns.  The Borrower shall not assign its rights or delegate its duties hereunder or under any other Loan Document without the prior written consent of the Bank.

(i)

Amendment.  This Agreement may not be modified or amended except in writing signed by authorized officers of the Bank and the Borrower.

(j)

Headings.  The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

THE BANK:

U.S. BANK, N.A.

By:

Name:  Ann Vazquez

Title:  Senior Vice President

THE BORROWER:

________________________

By:

Name:

Title:

EXHIBITS:

A   -

Pledge and Security Agreement

B   -

Securities Account Control Agreement

C   -

Note

D   -

Form of Loan Request

E   -

Opinion of Counsel

EXHIBIT A

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is made and entered into as of the _____ day of ___________, _____, by and between ___________  __________, a ____________________ (the "Debtor"), and U.S. BANK, N.A. (the "Secured Party"), as follows:

1.

Security Interest.  To secure the prompt payment of all of the Debtor's liabilities, obligations and indebtedness to the Secured Party, under that certain Loan Agreement between the Secured Party and the Debtor with respect to the ___________ Fund (the "Fund") dated as of __________________ (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") and all of the other Loan Documents (as defined in the Loan Agreement) or otherwise incurred in connection with the Fund, whether heretofore, now or hereafter arising and howsoever evidenced, whether primary or secondary, or absolute or contingent, and whether arising under written or oral agreement or by operation of law, and the prompt, full and faithful performance of the obligations of the Debtor under any documents or instruments executed or delivered in connection with any such liabilities, obligations and indebtedness (all of such liabilities, obligations and indebtedness being sometimes collectively referred to herein as the "Obligations", the Debtor hereby grants to the Secured Party a continuing first priority lien and security interest in and right of setoff against all of the Debtor's rights, title and interest, including without limitation the Debtor's securities entitlement (as such term is defined in Article 8 of the Uniform Commercial Code as adopted in the State of Ohio (the "UCC")), in and to the following described securities account (as such term is defined in Article 8 of the UCC) held by U.S.  Bank, N.A., as custodian (the "Custodian"):  account number _____________ in the name ____________________ (the "Securities Account"), together with all of the Debtor's rights, title and interest in and to all securities and financial assets (as such terms are defined in Article 8 of the UCC) therein and all principal, interest, distributions, dividends (whether cash or stock), income, earnings, cash and other rights at any time received or receivable or otherwise distributed in respect of or in exchange therefor, and all additions to, all replacements of, all substitutions for, and all proceeds of any or all of the foregoing (all of the foregoing being sometimes collectively referred to herein as the "Collateral").

2.

Representations, Warranties and Covenants.  The Debtor represents and warrants to the Secured Party, and covenants with the Secured Party, which representations, warranties and covenants shall be continuing so long as any Obligations remain outstanding or this Agreement or any other Loan Document, or any of the Secured Party's rights and remedies under any of them, remain in effect, that:

(a)

The Debtor has and will continue to maintain a securities entitlement to the Collateral, free and clear of all liens, security interests, setoffs and adverse claims whatsoever, except for the security interest of the Secured Party hereunder, and except that the Custodian may set off (i) all amounts due to the Custodian in respect of its customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds.

(b)

The Debtor has not entered into and shall not enter into a control agreement with respect to the Collateral in favor of any party other than the Secured Party, and no financing statement covering any of the Collateral is or shall be on file against the Debtor in any public office except in favor of the Secured Party.

(c)

Until such time as the Custodian receives from the Secured Party a Notice of Sole Control, as defined in the Securities Account Control Agreement dated as of the date hereof among the Secured Party, the Debtor and the Custodian with respect to the Fund (the "Control Agreement"), but at no time thereafter unless the Secured Party has provided written notice to the Custodian of revocation of such Notice of Sole Control, the Debtor shall direct the Custodian with respect to the voting of the Collateral and may direct the Custodian with respect to substitution and disposition of Collateral and otherwise provide instructions and entitlement orders to the Custodian with respect to the Collateral.  The Debtor acknowledges and agrees that the rights set forth in the preceding sentence are not exclusive to the Debtor, but shall be in addition to the right of the Secured Party to provide entitlement orders to the Custodian at any time as provided in the Control Agreement.  The Secured Party shall have the right to give a Notice of Sole Control at any time, but only if an Event of Default (as hereinafter defined) has occurred or then exists.

(d)

The Debtor shall defend the Collateral against the claims and demands of all persons and shall pay promptly all taxes and assessments with respect to the Collateral.

(e)

At its option, the Secured Party may discharge taxes, liens, security interests and other claims against the Collateral and may pay for the maintenance, preservation and protection thereof, including costs and expenses incidental to any actions undertaken by the Secured Party pursuant to Paragraph 4 hereof, and the Debtor shall reimburse the Secured Party on demand for any payments so made, which payments by the Secured Party shall become part of the Obligations secured hereby.

(f)

The Debtor shall from time to time execute such documents and instruments, including without limitation financing statements, in form and substance satisfactory to the Secured Party (and pay the cost of filing or recording them in whatever public offices the Secured Party reasonably deems necessary) and perform such other acts as the Secured Party may reasonably request from time to time to perfect and maintain a valid first priority security interest in the Collateral.  The Debtor hereby expressly grants the Secured Party a power of attorney, and appoints and constitutes the Secured Party as Debtor's agent, for the purpose and with the power to sign on behalf of the Debtor in the Debtor's name, one or more financing statements covering any of the Collateral described herein.

3.

Events of Default.  The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Agreement.

4.  Remedies.

(a)

Upon the occurrence of any Event of Default hereunder and at any time thereafter, the Secured Party shall have, in addition to all other rights and remedies available by agreement, at law or in equity, the rights and remedies of a secured party under the UCC, including without limitation the right to accelerate the maturity of the Obligations, without notice or demand, to take possession of the Collateral and any proceeds thereof wherever located, and to sell and/or liquidate the Collateral.  Without limiting the generality of the foregoing, in its discretion and without notice to or consent of the Debtor, the Secured Party may take any one or more of the following actions (and the Secured Party is hereby irrevocably appointed the Debtor's attorney-in-fact to accomplish this), without liability except to account for property actually received by it:  (i) give a Notice of Sole Control and give instructions and/or entitlement orders (as such terms are defined in Article 8 of the UCC) in regard to or in connection with the Securities Account, including any instructions to transfer, sell, redeem, close open trades or otherwise liquidate securities and financial assets in the Securities Account; (ii) transfer to or register in its name or the name of its designated custodian or nominee any of the Collateral, with or without indication of the security interest herein created, and whether or not so transferred or registered, exercise or cause to be exercised all voting rights with respect thereto, and receive the income, dividends and other distributions thereon and hold them or apply them to the Obligations in any order of priority; (iii) exchange any of the Collateral for other property upon a reorganization, recapitalization or other readjustment and, in connection therewith, deposit any of the Collateral with any committee or depository upon such terms as the Secured Party may determine; (iv) in its name or in the name of the Debtor demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse notes, checks, drafts, money orders or other evidences of payment; and (v) make any compromise or settlement deemed advisable with respect to any of the Collateral.  The Debtor shall, and hereby authorizes any securities intermediary with respect to the Collateral to, make the Collateral available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient for both parties.  The Secured Party may sell the Collateral, or any part thereof, at any public or private sale, upon credit or for future delivery, and at such price or prices as the Secured Party may deem appropriate, and the Secured Party may be the purchaser of any or all of the Collateral and thereafter may hold the same, absolutely, free from any right or claim of whatever kind.  If notice is required, the Secured Party shall give to the Debtor at least five (5) days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition is to be made.  The Secured Party shall also be entitled upon the occurrence of any Event of Default, without notice or demand and to the extent permitted by law, to have a receiver appointed to take charge of all or any part of the Collateral, exercising all of the rights granted to the Secured Party in such this Paragraph 4.

(b)

If the Secured Party in good faith believes that the Securities Act of 1933 or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Collateral, the Secured Party may sell such Collateral privately or in any other manner deemed advisable by the Secured Party at such price or prices as the Secured Party determines in its sole discretion.  The Debtor recognizes that such prohibition or restriction may cause the Collateral to have less value than it otherwise would have and that, consequently, such sale or disposition by the Secured Party may result in a lower sales price than if the sale were otherwise held.  On any sale of the Collateral, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that may be advised by counsel is necessary to avoid any violation of applicable law or in order to obtain any required approval of the purchaser by any governmental regulatory authority or officer or court.

(c)

The Secured Party, instead of exercising any power of sale herein conferred upon it, may proceed by suit at law or in equity to foreclose this Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court of competent jurisdiction.

(d)

To the extent allowed by law, the Debtor shall pay the Secured Party all expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and legal expenses, and such costs shall be paid out of the proceeds of disposition of the Collateral.

(e)

The proceeds of disposition of the Collateral shall be applied to the Obligations in such manner and order of priority as the Secured Party may determine.

(f)

The Secured Party shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Secured Party in this Agreement, and shall not be responsible for any failure to do so or delay in so doing.

(g)

The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Debtor shall request, but failure to honor any such request shall not of itself be deemed a failure to exercise reasonable care.  The Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties nor to protect, preserve or maintain any security interest given to secure the Obligations.

5.

Miscellaneous.

(a)

Each of the rights, powers and remedies provided herein or now or hereafter existing at law or in equity or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or now or hereafter existing at law or in equity or otherwise.  The exercise of any such rights, powers or remedies shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies.

(b)

No default shall be waived by the Secured Party except in writing and no waiver of any payment or other right under this Agreement shall operate as a waiver of any other payment or right.

(c)

The Debtor shall pay all fees and expenses, including without limitation reasonable attorneys' fees and expenses, incurred by the Secured Party in acting hereunder or in connection herewith.

(d)

The Secured Party may assign, transfer or deliver any of the Collateral to any transferee of any of the Obligations, and thereafter shall be fully discharged from all responsibility with respect to such Collateral.  Such transferee shall be vested with all the powers and rights of the Secured Party hereunder with respect to such Collateral, but the Secured Party shall retain all rights and powers hereunder with respect to any of the Collateral remaining.

(e)

Without affecting any obligations of the Debtor under this Agreement, the Secured Party without notice or demand may renew, extend or otherwise change any of the terms or conditions of any of the Obligations, release any of the Collateral or other security for the Obligations, and add or release any guarantor, endorser, surety or other party to any of the Obligations.

(f)

Except as otherwise expressly provided in this Agreement, any consent, notice or other communication required or contemplated by this Agreement shall be in writing and shall be hand delivered, or sent by facsimile, overnight courier or United States mail, registered or certified with postage prepaid, addressed to the parties at their addresses set forth below:

Debtor:

Attention:

Tel:

Fax:

Secured Party:

U.S.  Bank, N.A.

425 Walnut Street, Mail Location CN-OH-W6TC

Cincinnati, Ohio 45202

Attention:  Shelly L. Allen

Tel:  (513) 639-6404

Fax: (651) 767-9200

Either party may change its address for notices in the manner set forth above.  All notices and other communications given to either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or on the date five (5) Business Days after dispatch by certified or registered mail (or, if sooner, on the date of actual receipt), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5(f) or in accordance with the latest unrevoked directions from such party in accordance with this Section 5(f).

(g)

A carbon, photographic or other reproduction of this Agreement or a financing statement shall be sufficient as a financing statement.

(h)

The Debtor hereby authorizes each city, county, state or federal government to release to the Secured Party all information which the Secured Party may request pertaining to any sales, use or other taxes imposed by such governmental entity with respect to the Collateral.  Any such governmental entity may retain a copy of this Agreement.

(i)

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(j)

The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement, which shall remain in full force and effect.

(k)

Capitalized terms used but not defined herein shall have the meaning assigned in the Loan Agreement.

(l)

This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, including without limitation the laws thereof with respect to perfection, the effect of perfection and non-perfection, and the priority of security interests.

(m)

Upon payment and performance in full of the Obligations and termination of the Loan Agreement, the Secured Party shall release its rights and interest in the Collateral and this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

U.S.  BANK, N.A.

(the "Debtor")

(the "Secured Party")

By:

By:

Name:

Name:

Title:

Title:

EXHIBIT B

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is made and entered into as of _________________ among  _________, An ____________(the "Debtor"), U.S. BANK, N.A., as lender (the "Secured Party"), and U.S. BANK, N.A., in its capacity as custodian (the "Custodian").  Capitalized terms used but not defined herein shall have the meaning assigned in the Loan Agreement with respect to the _________________Fund (the "Fund") dated as of _____________ between the Debtor and the Secured Party (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement").  All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of Ohio.

W I T N E S S E T H:

WHEREAS, the Debtor is a mutual fund and the Financial Assets in the Securities Account (as such terms are hereinafter defined) are assets of the Debtor and the Debtor has full authority pursuant to its declaration of trust to borrow moneys and to grant a security interest to the Secured Party in the Financial Assets contained in the Securities Account;

WHEREAS, the Secured Party and the Debtor have entered into the Loan Agreement, pursuant to which the Secured Party, in its sole discretion, may make certain loans to the Debtor;

WHEREAS, as a condition to making such loans the Debtor must provide to the Secured Party a first priority lien and perfected security interest in the Securities Account; and

WHEREAS, the parties are entering into this Agreement for the purpose of perfecting the Secured Party's security interest in the Securities Account by granting the Secured Party control over the Securities Account.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Debtor, the Secured Party and the Custodian hereby agree as follows:

Section 1.  Establishment of Securities Account.  The Custodian hereby confirms that (i) the Custodian has established account number ____________in the name _________ Fund (such account and any successor account, the "Securities Account"), (ii) the Securities Account is an account to which Financial Assets are or may be credited, and the Custodian shall, subject to the terms of this Agreement, treat the Secured Party as entitled to exercise the rights that comprise any Financial Asset credited to the Securities Account, (iii) all property delivered to the Custodian by or on behalf of the Debtor for the Fund will be promptly credited to the Securities Account and (iv) all securities or other property underlying any Financial Assets credited to the Securities Account shall be registered in the name of the Custodian and in no case will any Financial Asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor.

- # -

Section 2.  Financial Assets Election.  The Custodian hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Securities Account (collectively, the "Financial Assets") shall be treated as a "financial asset" within the meaning of Article 8 of the UCC.

Section 3.  Entitlement Orders.  If at any time the Custodian shall receive any entitlement order (as such term is defined in Article 8 of the UCC) from the Secured Party directing transfer or redemption of any Financial Asset relating to the Securities Account, including any instructions to transfer, sell, redeem, close open trades or otherwise liquidate assets in the Securities Account, the Custodian agrees that it shall comply with such entitlement order without further consent by the Debtor or any other person.

Section 4.  Subordination of Lien;  Waiver of Set-Off.  In the event that the Custodian has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Custodian hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party.  The Financial Assets and other items deposited in the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party (except that the Custodian may set off (i) all amounts due to the Custodian in respect of its customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 5.  Choice of Law.  This Agreement shall be governed by the laws of the State of Ohio, including without limitation the laws thereof with respect to perfection, the effect of perfection and non-perfection, and the priority of security interests.  Regardless of any provision in any other agreement, for purposes of the UCC, Ohio shall be deemed to be the Custodian's jurisdiction.

Section 6.

 Indemnification.  The Debtor hereby agrees to indemnify and hold harmless the Custodian and its affiliates, officers, directors, employees and agents from and against any and all claims, expenses, causes of action, liabilities, lawsuits and damages, including without limitation court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or the Securities Account, except such as may arise from the gross negligence or willful misconduct of the Custodian.

Section 7.  Conflict with Other Agreements.  This Agreement supplements the Debtor's existing agreements with the Custodian and in no way is this Agreement intended to abridge any rights that the Custodian might otherwise have, except as expressly provided herein.  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into between the Custodian and the Debtor, the terms of this Agreement shall prevail and the Secured Party's security interest in the Securities Account will be prior to any other security interest therein.

Section 8.  Amendments; Waiver.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 9.  Notice of Adverse Claims.  Except for the claims and interest of the Secured Party and of the Debtor in the Securities Account, the Custodian does not know of any claim to, or interest in, the Securities Account or in any Financial Asset credited thereto.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any Financial Asset carried therein, the Custodian will promptly notify the Secured Party and the Debtor thereof.  Furthermore, the Debtor agrees that it will not enter into any agreement or document purporting to grant any security interest in the Securities Account without the prior written consent of the Secured Party.

Section 10.  Loans.  The Secured Party agrees to notify the Custodian each time there is an increase or decrease in the outstanding principal balance of the Loans under the Loan Agreement.

Section 11.  Maintenance of Securities Account.  In addition to, and not in lieu of, the obligation of the Custodian to honor entitlement orders as agreed in Section 3 hereof, the Custodian agrees to maintain the Securities Account as follows:

(i)

Notice of Sole Control.  If at any time the Secured Party delivers to the Custodian a Notice of Sole Control in substantially the form set forth in Exhibit A hereto (a "Notice of Sole Control"), the Custodian agrees that after receipt of such notice, it will take all directions, instructions and entitlement orders with respect to the Securities Account and the Financial Assets therein solely from the Secured Party without notice to or consent of the Debtor.

(ii)

Voting Rights.  Until such time as the Custodian receives a Notice of Sole Control from the Secured Party, but at no time thereafter unless the Secured Party has provided written notice to the Custodian of revocation of such Notice of Sole Control, the Debtor shall direct the Custodian with respect to the voting of Financial Assets credited to the Securities Account.

(iii)

Trading Instructions.  Until such time as the Custodian receives a Notice of Sole Control from the Secured Party, but at no time thereafter unless the Secured Party has provided written notice to the Custodian of revocation of such Notice of Sole Control, the Debtor may direct the Custodian with respect to substitution and disposition of Financial Assets held in the Securities Account and otherwise provide instructions and entitlement orders to the Custodian with respect to Financial Assets in the Securities Account; provided, however, that the Custodian shall not act in accordance with any such directions, instructions or entitlement orders to the extent that doing so would cause the outstanding principal balance of the Loans under the Loan Agreement to exceed the Available Facility (as defined in the Loan Agreement).

(iv)

Notices, Statements and Confirmations.  The Custodian shall promptly notify the Secured Party on any Business Day that the outstanding principal balance of the Loans exceeds the Available Facility.  In addition, the Custodian will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any Financial Assets credited thereto to the Secured Party at its address set forth in Section 15 of this Agreement upon request by the Secured Party from time to time.

(v)

Tax Reporting.  All items of income, gain expenses and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 12.  Limited Responsibility.  The Custodian shall have no responsibility or liability to the Secured Party for accepting and processing instructions related to trading and voting in the Securities Account prior to delivery to the Custodian of a Notice of Sole Control, and shall have no responsibility or liability to the Secured Party with respect to the value of the Securities Account or any asset therein.  The Custodian shall have no responsibility or liability to the Debtor for complying with instructions or entitlement orders concerning the Securities Account which are originated by the Secured Party.  The Custodian shall have no duty to investigate or make any determination as to whether a default exists under any agreement between the Secured Party and the Debtor or as to whether the Secured Party is authorized to give a Notice of Sole Control.  This Agreement does not create any obligation or duty of the Custodian other than those expressly set forth herein.

Section 13.  Representations, Warranties and Covenants of the Custodian.  The Custodian hereby makes the following representations, warranties and covenants:

(i)

The Securities Account has been established as set forth in Section 1 above and the Securities Account will be maintained in the manner set forth herein until termination of this Agreement.  The Custodian shall not change the name or account number of the Securities Account without the prior written consent of the Secured Party.

(ii)

No Financial Asset is or will be registered in the name of Debtor, payable to its order, or specially endorsed to it.

(iii)

This Securities Account Control Agreement is the valid and legally binding obligation of the Custodian and enforceable against the Custodian in accordance with its terms.

(iv)

The Custodian has not entered into, and until the termination of the this Agreement will not enter into, any agreement with any other person relating to the Securities Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders of such person.  The Custodian has not entered into any other agreement with the Debtor purporting to limit or condition the obligation of the Custodian to comply with entitlement orders as set forth in Section 3 hereof.

Section 14.  Successors.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 15.  Notices.  Except as otherwise expressly provided in this Agreement, any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered in person, or sent by telecopy, overnight courier or certified or registered United States mail, postage prepaid, addressed to the party at its address set forth below:

Debtor:

Attention:

Telephone:  (

Fax:  (

Secured Party:

U.S.  Bank, N.A.

425 Walnut Street, Mail Location CN-OH-W6TC

Cincinnati, Ohio  45202

Attention:  Shelly L. Allen

Tel:  (513) 639-6404

Fax:  (651) 767-9200

Custodian:

U.S.  Bank, N.A.

Institutional Custody Services

425 Walnut Street, Mail Location CN-OH-W6TC

Cincinnati, Ohio  45202

Attention:  Mark J. Dowling

Tel:  (513) 632-4432

Any party may change its address for notices in the manner set forth above.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five (5) Business Days after dispatch by certified or registered mail if mailed (or, if sooner, on the date of actual receipt), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 15 or in accordance with the latest unrevoked directions from such party given in accordance with this Section 15.

Section 16.  Termination.  The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interest in the Securities Account and are powers coupled with an interest and will neither be affected by the bankruptcy of Debtor nor by the lapse of time.  The obligations of the Custodian hereunder shall continue in effect until the security interest of the Secured Party in the Securities Account has been terminated and the Secured Party has notified the Custodian of such termination in writing.

Section 17.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 18.  Severability.  The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement, which shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date set forth above.

U.S.  BANK, N.A.

(as Debtor)

(as Lender)

By:

By:

Name:

Name:

Title:

Title:

U.S.  BANK, N.A.

(as Custodian)

By:

Name:

Name:

Title:

EXHIBIT A

U.S.  BANK, N.A.

[Date]

U.S.  Bank, N.A., as Custodian

Institutional Custody Services

425 Walnut Street, M.L. CN-OH-W6TC

Cincinnati, Ohio  45201-1118

Attention:  ____________________

Re:

Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement with respect to the ______________ Fund, dated ___________________, among __________________, us as Secured Party and you as Custodian (a copy of which is attached), we hereby give you notice of our sole control over Securities Account number __________________ (the "Securities Account") and all Financial Assets credited thereto.  You are hereby instructed not to accept any directions, instructions or entitlement orders with respect to the Securities Account or the Financial Assets credited thereto from any person other than the Secured Party, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to _______________________.

Very truly yours,

U.S.  BANK, N.A.,

as Secured Party

By:

Name:

Title:

cc:

_________________

PROMISSORY NOTE

$________________

Cincinnati, Ohio

________________

______________________, a __________________________ (the "Borrower"), for value received, hereby promises to pay to the order of U.S.  BANK, N.A., (the "Bank"), or its successors or assigns, on or before __________________ (the "Maturity Date"), the principal sum of _____________________________ Dollars ($______________), or such portion thereof as may be outstanding from time to time as a Loan under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.

This Note is the "Note" to which reference is made in the Loan Agreement dated as of ____________________ with respect to the _______________ Fund (the "Fund") between the Borrower and the Bank (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrower under the Loan Agreement and evidenced by this Note (the "Loans").

This Note shall bear interest at a rate per annum equal to Prime, which interest shall be payable to the Bank (i) monthly, in arrears, commencing on ______________ and on the 1st day of each month thereafter, (ii) whenever all or any part of the Loans are due and payable, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount so due and payable) and (iii) whenever the Borrower repays all of the Loans as a voluntary prepayment.  Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

As used herein, the term "Prime Rate" shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time.  The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer.  The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.

The principal of this Note is subject to mandatory prepayments, as follows:  (i) if the aggregate principal amount of the Loans outstanding exceeds the Available Facility at any time, such excess shall be immediately due and payable and (ii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise.  This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to, or greater than, $1,000.00 or, if less, the outstanding balance of this Note.

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If any payment is not made within ten (10) days after the date due, the Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.

An "Event of Default" as described in the Loan Agreement shall constitute an Event of Default hereunder.  Upon the occurrence of an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity.  At the option of the Bank, upon the occurrence and during the continuance of any Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrower in writing.  The Borrower authorizes the Bank to charge any account, in the name of the Fund, or charge or increase any loan balance of the Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder.  The Bank is further authorized by the Borrower to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note, absent manifest error.

If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control.  Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.

IMPORTANT:  This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.

Without limitation on the ability of the Bank to exercise all of its rights as to the Collateral or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio.  The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio.  The Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note.  The interest rate and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

By:

Name:

Title:

I:\U.S. BANK\PROMNTE3.FRM

EXHIBIT D

FORM OF LOAN REQUEST

U.S. Bank, N.A.

425 Walnut Street, M. L. CN-OH-W6TC

Cincinnati, Ohio 45202

Attention:  Shelly L. Allen

Ladies and Gentlemen:

This loan request is delivered to you pursuant to Section 2(c) of that certain Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of _________________ between U.S. Bank, N.A. (the "Bank") and ____________________ (the "Borrower") relating to the ________________ Fund (the "Fund").  Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Loan Agreement unless the context otherwise requires.

The Borrower hereby [requests] [confirms the verbal request made by the Borrower prior to 2:00 p.m. on the date hereof for] a Loan on this date from the Bank in the aggregate principal amount of $______________.  The Borrower hereby certifies, represents and warrants that on the date hereof, both before and after giving effect to the requested Loan or any portion thereof:

(a)  The aggregate principal amount of the Loans outstanding does not and will not exceed the Available Facility;

(b)  No Default or Event of Default has occurred and is continuing, nor will the making of such Loan cause a Default or Event of Default to occur;

(c)  All representations and warranties set forth in the Loan Documents are and will be true and correct as though made on the date hereof;

(d)  Since the Effective Date, there has not been and there will not be any material adverse change in the business or financial condition of the Borrower or the Fund, nor has there been nor will there be a material adverse change in respect of the validity or enforceability or priority of any Liens granted to the Bank under the Loan Documents;

(e)  The proceeds of the Loans will not be used for any purpose that is not permitted under the Fund Statement and the Prospectus; and

(f)  Upon receipt by the Bank of this loan request, all conditions set forth in Section 6(b) of the Loan Agreement will have been satisfied.

IN WITNESS WHEREOF, the Borrower has caused this loan request to be executed and delivered by its duly Authorized Officer as of this ______ day of ______________, _____.

___________________________

By:

Name:

Title:

D - #

EXHIBIT E

FORM OF OPINION OF BORROWER'S COUNSEL

We have acted as counsel to ____________________, a ___________________________ (the "Borrower"), in connection with a loan in an amount of up to $___________________ being made by U.S. Bank, N.A. (the "Bank") to the Borrower in connection with the _____________ Fund (the "Fund").  In this regard, we have examined the following documents (collectively, the "Loan Documents"):

(i)

Loan Agreement dated as of ___________________ between the Borrower and the Bank (the "Loan Agreement");

(ii)

Promissory Note dated as of ___________________ given by the Borrower to the Bank;

(iii)

Pledge and Security Agreement dated as of ___________________ between the Borrower and the Bank;

(iv)

Securities Account Control Agreement dated as of ______________ among the Borrower, the Bank and U.S. Bank, N.A. as Custodian; and

(v)

Federal Reserve Form U-1 given by the Borrower to the Bank.

On the basis of the foregoing, we are of the opinion that:

1.

The Borrower is duly organized, validly existing and in good standing under the laws of ________________________ and is registered as an investment company under the Investment Company Act of 1940.

2.

The Borrower has full power and authority to own its assets and to conduct its business as a management investment company.

3.

The Fund is a duly created and validly existing Series (as defined in the Loan Agreement) of the Borrower.

4.

The Borrower has full power and authority to execute the Loan Documents and to perform its obligations thereunder.

5.

The execution and delivery of, and the performance by the Borrower of its obligations under, the Loan Documents (a) have been duly authorized by all necessary action, (b) are not in conflict with and do not violate any provisions of the Borrower's articles of incorporation, declaration of trust or other organizational or governing documents, (c) do not violate any law, rule, regulation, order or decree, and (d) to our knowledge, are not in conflict with and do not result in any breach or default under any document, instrument or agreement to which the Borrower is a party.

6.

The Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies.

E - #